SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                             DATA TRANSLATION, INC.
------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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


(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             DATA TRANSLATION, INC.

                            -------------------------

                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held On April 28, 1998

                            -------------------------


To the Stockholders of Data Translation, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Data Translation, Inc. (the "Company") will be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts 01752, on April 28, 1998 at 10:00 a.m., local time, for the following purposes:

        1. To elect two Directors of the Company to serve for a three-year term as Class II Directors; and

        2. To consider and vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Only holders of record of the Company's common stock at the close of business on March 18, 1998 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                              By Order of the Board of Directors


                                              ELLEN W. HARPIN
                                              Secretary


Marlboro, Massachusetts
March 30, 1998


                                    IMPORTANT

        EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                             DATA TRANSLATION, INC.

                            -------------------------

             PROXY STATEMENT FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held April 28, 1998

                            -------------------------


                 VOTING, REVOCATION AND SOLICITATION OF PROXIES

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Data Translation, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts 01752, on April 28, 1998 at 10:00 a.m., local time, and any adjournments or postponements thereof. This Proxy Statement and the accompanying Notice of Meeting and Proxy Card are being first mailed on or about March 30, 1998 to stockholders of record as of March 18, 1998. The Annual Meeting has been called for the following purposes: (i) to elect two Directors of the Company to serve for a three-year term as Class II Directors and (ii) to consider and vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record Date; Voting

        The Board of Directors of the Company (referred to hereinafter as the "Board of Directors" or the "Directors") has fixed the close of business on March 18, 1998 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). Only holders of record of common stock of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the close of business on February 27, 1998, there were 2,076,067 shares of the Company's common stock, par value $.01 per share (the "Common Stock") issued and outstanding. As of such date, there were approximately 228 holders of record of the Company's Common Stock. Holders of the Company's Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments or postponements thereof.

Proxies

        Holders of the Company's Common Stock are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. The proxy card must be signed and dated for it to be properly executed. If the enclosed proxy card is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" each of the proposals.

        Any properly completed proxy card may be revoked at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, at the address set forth above, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

        In addition to the solicitation of proxies by mail, the Directors, officers and regular employees of the Company may also solicit proxies personally or by telephone or other means. None of such Directors, officers or employees will receive any compensation for such solicitation activities. The Company will bear the costs of preparing, printing and mailing the materials used in the solicitation of proxies. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them and will provide reimbursement for the cost of forwarding the materials in accordance with customary charges.

Quorum and Stockholder Vote Required

        The presence, in person or by proxy, of the holders of at least a majority in interest of the total number of shares of the Common Stock of the Company issued, outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting for the transaction of business. A quorum being present, the affirmative vote of a plurality of the shares present and voting, in person or by proxy, is necessary to elect a class of Directors of the Company for a three-year term (Proposal One). Shares that reflect abstentions or "broker non-votes" (i.e. shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. With respect to the election of the Class II Directors, abstentions and broker non-votes will have no effect on the outcome of such election.

Spin-off from Media 100, Inc.

        The Company began operating as an independent publicly held company on December 2, 1996 (the "Distribution Date") as a result of the distribution (the "Distribution") of shares of the Common Stock of the Company to holders of shares of common stock of Media 100, Inc. ("Media 100"). From September 13, 1996, the date of its incorporation, until the Distribution Date, the Company was a wholly-owned subsidiary of Media 100. In connection with the Distribution, Media 100 contributed to the Company substantially all of its data acquisition and imaging, commercial products and networking distribution businesses (the "Contributed Businesses"). See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


                                  PROPOSAL ONE
                      NOMINATION AND ELECTION OF DIRECTORS

        The Board of Directors of the Company currently consists of four members and is divided into three classes, Class I with one Director, Class II with two Directors and Class III with one Director. The term of office of one of the classes expires in each year and the Directors' successors will be elected at each annual meeting of stockholders for a term of three years and until their successors are elected and qualified. Each of the nominee and incumbent directors was elected to his or her initial term in 1996 in connection with the Company's spin-off from Media 100.

        At the Annual Meeting, two persons will be elected as Class II Directors of the Company to serve for a three-year term until the 2001 annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors has nominated Dr. David Cyganski and D'Anne Hurd for re-election as Class II Directors of the Company for a three-year term. Approval by the affirmative vote of a plurality of the shares present and voting, in person or by proxy, at the Annual Meeting is necessary to elect Dr. Cyganski and Ms. Hurd as Directors.


          The Board of Directors recommends that stockholders vote for the election of Dr. David Cyganski and D'Anne Hurd as Directors.

        Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy FOR the election of Dr. Cyganski and Ms. Hurd to serve as Class II Directors of the Company. The Board of Directors believes that Dr. Cyganski and Ms. Hurd will stand for election and will, if elected, serve as Directors. However, if Dr. Cyganski and Ms. Hurd fail to stand for election or are unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may nominate and recommend.

        Information regarding the nominees for election as Directors and incumbent Directors, including principal employment and prior business experience, is set forth below.

Nominees for Election as Directors:

        Dr. David Cyganski, 42, for a term expiring in 2001. Dr. Cyganski has served in faculty and administrative positions at Worcester Polytechnic Institute ("WPI") since prior to 1992. Since October 1992 Dr. Cyganski has been a professor in the WPI Electrical and Computer Engineering Department.

        D'Anne Hurd, 47, for a term expiring in 2001. Since February 1997 Ms. Hurd has been Vice President of Finance and General Counsel of SmartRoute Systems, Inc. (traveler information provider). From August 1996 to February 1997, Ms. Hurd was Vice President--Administration, Chief Financial Officer and General Counsel of Archetype, Inc. (software development). From January 1995 to August 1996, she served as a business/legal consultant, specializing in initial public offerings and strategic alliances/joint ventures. From September 1993 until December 1994, Ms. Hurd was Corporate Vice President, General Counsel and Clerk and from June 1993 until September 1993 General Counsel of MediSense, Inc., (medical products). From prior to 1992 to 1993 she was associated with the law firm of Burns & Levinson.

Incumbent Directors:

        Ellen W. Harpin, 42, term expires in 2000. Ms. Harpin has been a Vice President of the Company since 1996. Prior to the Distribution, she served as Vice President of Administration for Media 100 from July 1995 through September 1996. She also served as Chief Financial Officer for Media 100 from prior to 1992 to July 1995.

        Alfred A. Molinari, Jr., 56, term expires in 1999. Mr. Molinari has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since 1996. Mr. Molinari is the founder of Media 100 and served as the Chief Executive Officer of Media 100 from its inception in 1973 until the Distribution.


Board of Directors and its Committees

        The Board of Directors held four meetings during the fiscal year ended November 30, 1997. During fiscal 1997, each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he or she was a member held while such person was a member of the Board of Directors.

        The Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and establishes and approves compensation arrangements for the executive officer of the Company. The members of the Compensation Committee are Ms. Hurd, Dr. Cyganski and Mr. Molinari. During the fiscal year ended November 30, 1997, the Compensation Committee met on three occasions and acted by written consent on three occasions. The Audit Committee will review the results and scope of the financial audit and other services provided by the Company's independent public accountants and make recommendations to the Directors. The members of the Audit Committee are Ms. Hurd and Dr. Cyganski. During the fiscal year ended November 30, 1997, the Audit Committee met on one occasion.

Board of Directors Compensation

        The Company compensates each Director who is not also an employee of the Company $7,500 per year plus $500 per meeting for services as a Director. In addition, each non-employee Director is eligible to receive options under the Company's 1996 Stock Option Plan. Directors of the Company who are employees of the Company are not paid any fees or additional compensation for service as members of the Board of Directors or any of its committees.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of February 27, 1998 (except as otherwise indicated) information with respect to the shares of Common Stock which are beneficially owned by each person holding more than 5% of the outstanding Common Stock, by each Director, by each executive officer of the Company named in the Summary Compensation Table below and by all Directors and executive officers of the Company as a group.



                                                                             Number of
                                                                              Shares
                                                                           Beneficially
Name of Beneficial Owner(1)                                                  Owned(2)           Percent(2)
---------------------------                                                  --------           ----------
TCW Group, Inc.(3)...................................................        184,550               8.89%

Alfred A. Molinari, Jr.(4)...........................................        305,530              14.72

Ellen W. Harpin(5)...................................................         11,714                  *

Gary B. Godin(6).....................................................          1,825                  *

Kevin Sullivan(7)....................................................          1,037                  *

Bruce E. Walsh(8)....................................................          3,355                  *

D'Anne Hurd(9).......................................................            625                  *

David Cyganski(10)...................................................            500                  *

All executive officers and directors as a group (7 persons in all)(11)       324,586              15.63

---------------
*        Represents less than 1%.

(1) All addresses for beneficial owners are c/o the Company, 100 Locke Drive, Marlboro, Massachusetts 01752 except as follows: TCW Group, Inc., 865 South Figueroa Street, Los Angeles, California 90017.

(2) The number and percent of the outstanding shares of Common Stock treat as outstanding all shares issuable on exercise of options held by a particular beneficial owner that are exercisable within 60 days of February 27, 1998 and are included in the first column.

(3) The information is based on a Schedule 13G filed by TCW Group, Inc. with the Securities and Exchange Commission (the "Commission") on February 12, 1998.

(4) Includes 45,514 shares subject to stock options which are exercisable within 60 days of February 27, 1998.

(5) Includes 6,900 shares subject to stock options which are exercisable within 60 days of February 27, 1998.

(6) Includes 1,700 shares subject to stock options which are exercisable within 60 days of February 27, 1998.

(7) Includes 500 shares subject to stock options which are exercisable within 60 days of February 27, 1998.

(8) Includes 2,725 shares subject to stock options which are exercisable within 60 days of February 27, 1998.

(9) Includes 500 shares subject to stock options which are exercisable within 60 days of February 27, 1998.

(10) Includes 500 shares subject to stock options which are exercisable within 60 days of February 27, 1998.

(11) Includes 58,339 shares subject to stock options which are exercisable within 60 days of February 27, 1998.

                             EXECUTIVE COMPENSATION

Historical Compensation

         The following table provides certain summary information concerning the compensation of the Chief Executive Officer of the Company and each of the executive officers of the Company whose cash compensation exceeded $100,000 annually (the "Named Executive Officers") for the fiscal years ended November 30, 1997, 1996 and 1995. During the fiscal years ended November 30, 1996 and 1995, the Company was either a wholly-owned subsidiary of Media 100 or operated as a part of Media 100 and, accordingly, the Named Executive Officers were compensated by Media 100 in accordance with Media 100's plans and policies. Some of the information included herein has been derived from information provided by Media 100.

                           Summary Compensation Table



                                                                                     Long-Term
                                                                                   Compensation
                                                     Annual Compensation               Awards
                                                ---------------------------------    ----------      All Other
Name and Principal Position                     Year        Salary($)    Bonus($)    Options(#)   Compensation($)(1)
---------------------------                     ----        ---------    --------    ----------   ------------------
Alfred A. Molinari, Jr.......................   1997       $225,000      $     --      100,000      $1,803
  Chairman of the Board, President and          1996        229,327        56,250       60,000       1,735
  Chief Executive Officer                       1995        223,945        50,000      100,000       1,256

Gary B. Godin(2).............................   1997        120,208            --        5,000       1,466
   Chief Financial Officer and Treasurer        1996         97,631        30,000           __         656
                                                1995             __            __           __          __

Kevin J. Sullivan(3).........................   1997        116,865            --        5,000         716
   Vice President of Engineering--Data          1996             __            __           __          __
    Acquisition and Imaging Group               1995             __            __           __          __

Kim J. Gray(4)...............................   1997        115,000            --        2,000         452
  Vice President/General Manager--              1996        114,173        23,000       30,000       1,244
  Data Acquisition and Imaging Group            1995         92,000        25,000        4,000         696

Bruce E. Walsh(5)............................   1997        113,504            --        3,000       1,219
  Vice President of Engineering--Commercial     1996         98,864         5,640           --       1,034
   Products Group                               1995             --            --           --          --

------------------------
(1) The amounts reported represent (i) the dollar value of premiums paid on term life insurance for the benefit of the Named Executive Officers and
        (ii) contributions to a defined contribution plan with respect to the Named Executive Officers. 1996 and 1995 reflect amounts paid or contributed by Media 100.

(2) Mr. Godin was appointed an executive officer of the Company in 1996 in connection with the Distribution.

(3)     Mr. Sullivan was appointed an executive officer of the Company in 1997.

(4)     Ms. Gray resigned and left the Company in December 1997.

(5) Mr. Walsh was appointed an executive officer of the Company in 1996 in connection with the Distribution.

Stock Options

        The following table provides information concerning the grant of stock options by the Company to the Named Executive Officers during the fiscal year ended November 30, 1997.



                                         Option Grants in Last Fiscal Year

                                                   Individual Grants                     Potential Realized Value
                                   ------------------------------------------------       at Assumed Annual Rates
                                    Number of   % of Total                             of Stock Price Appreciation
                                   Securities     Options     Exercise                        for Option Term
                                   Underlying   Granted to     or Base                 ----------------------------
                                     Options   Employees in     Price    Expiration            5%             10%
Name                                Granted(#)  Fiscal Year    ($/Sh)      Date               ($)            ($)
----                               ----------- -------------  --------  ------------          -----          ----
Alfred A. Molinari, Jr...........   1,250(1)       0.50%        $0.87      1/16/97           $2,975         $2,975
                                    3,750(1)       1.49          1.42     10/09/98            7,472          8,081
                                    7,652(1)       3.04          4.11      6/28/00               --          1,651
                                   17,345(1)       6.90          3.74      6/28/01            3,649         17,663
                                   15,000(1)       5.97          4.65      4/11/02               --          8,762
                                  100,000(2)      39.77          3.30      4/14/02           52,884        153,153
Gary B. Godin....................     150(1)       0.06          0.65     11/15/97              390            390
                                      600(1)       0.24          1.29     10/09/99            1,376          1,586
                                      500(1)       0.20          3.15      2/28/01              400            804
                                    5,000(3)       1.99          3.00      4/14/03            5,101         11,573
Kevin J. Sullivan................   2,500(3)       1.54          3.00      4/14/03            2,551          5,787
                                    2,500(3)       1.54          4.00      6/17/03            3,401          7,716
Kim J. Gray......................     400(1)       0.16          0.65      5/07/98            1,105          1,170
                                    1,000(1)       0.40          3.15      2/28/01              800          1,608
                                    7,500(1)       2.98          4.65      4/11/02               --          4,381
                                    2,000(3)       0.80          3.00      4/14/03            2,041          4,629
Bruce E. Walsh...................     375(1)       0.15          0.52      9/02/98            1,085          1,146
                                      500(1)       0.20          1.08      4/08/99            1,252          1,426
                                    1,000(1)       0.40          3.15      2/28/01              800          1,608
                                    1,625(1)       0.65          4.50      8/28/01               --            420
                                    3,000(3)       1.19          3.00      4/14/03            3,061          6,944
------------------------

(1) In connection with the Company's spin-off from Media 100, effective December 2, 1996 the Company's Board of Directors adopted the Company's Replacement Stock Option Plan (the "Replacement Plan"). The Replacement Plan provided for the issuance of options to purchase shares of the Company's Common Stock (the "Replacement Options") to holders of options to purchase shares of Media 100 common stock that were granted under Media 100 stock option plans and which were outstanding on the Distribution Date (the "Media 100 Options"), as part of an adjustment to the Media 100 Options. The number of Replacement Options granted equals the number of Media 100 Options divided by four and rounded down to the nearest whole share. The exercise price of Replacement Options equals the exercise price of Media 100 Options multiplied by .285714 and rounded up to the nearest full cent.

(2) Options are exercisable 25% per year over 4 years and expire five years after grant. The exercise price is 110% of the fair market value of the Common Stock on the date of grant.

(3) Options are exercisable 20% per year over five years and expire six years after grant.

Option Exercises and Holdings

        The following table provides information, with respect to the Named Executive Officers, concerning unexercised Company options held as of the end of the fiscal year.

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                                                                    Value of Unexercised
                                                                         Number of Unexercised          In-the-Money
                                              Shares                     Options at FY-End (#)     Options at FY-End ($)(1)
                                            Acquired on      Value     --------------------------  --------------------------
         Name                              Exercise (#)  Realized ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
         ----                              ------------  ------------  -----------  -------------  -----------  -------------
Alfred A. Molinari, Jr........                  --            --          17,514      126,233        $7,097      $1,250

Gary B. Godin.................                  --            --             600        5,500           842       2,016

Kevin J. Sullivan.............                  --            --              --        5,000            --         781

Kim J. Gray...................                  800         $1,680         1,500        8,600            --         723

Bruce E. Walsh................                  --            --           1,825        4,675         2,005       1,258

----------------------

(1) Market value of underlying securities at November 30, 1997, minus the exercise price of "in-the-money" options.


Compensation Committee Interlocks and Insider Participation

        As of the Distribution Date, Mr. Molinari, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company was a member of the Compensation Committee of the Board of Directors. See "CERTAIN RELATIONSHIPS AND TRANSACTIONS" for a description of certain lease payments by the Company in which Mr. Molinari has an interest.

Compensation Committee Report on Executive Compensation

        The Compensation Committee is responsible for reviewing the compensation of officers and other members of the Company's Management. The Compensation Committee of the Board of Directors of the Company consists of Dr.
David Cyganski, Ms. D'Anne Hurd and Mr. Alfred A. Molinari, Jr.

        Compensation Policies for Executive Officers. The Compensation Committee's executive compensation philosophy is: (i) to set senior management compensation to attract and retain senior executives who will contribute to long-term success and growth of the Company; (ii) to pay the Company's senior management equitably in relation to peer companies; (iii) to calculate total compensation (i.e., the combined value of all cash and stock benefits) based on a measure of overall performance; (iv) to reward the Company's senior management for increased profitability and resulting shareholder value by closely aligning the financial interest of senior management with those of shareholders and (v) to integrate compensation incentives with the long-term goals of the Company.

        The pay program described above applies to the Company Chief Executive Officer, as well as to other executive officers, and therefore reflects the factors and criteria upon which the Chief Executive Officer's 1998 compensation is expected to be based.

        The Compensation Committee believes that it is appropriate to reward outstanding performance through a combination of cash bonuses and stock option grants, and thereby provide a competitive compensation package that will enable the Company to attract and retain the executives needed to achieve such performance.

        Stock Option Grants. Stock options are designed to attract and retain executives who can make significant contributions to the Company's success, reward executives for such significant contributions, and give executives a long-term incentive to increase shareholder value. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance by examining criteria similar to those that are involved in determining base salary, and awards reflect individual performance reviews. The Compensation Committee also may recommend that the Directors grant stock options for executive retention purposes, taking into account, among other things, general industry practice.

        Federal Tax Regulations. As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Company intends to take appropriate action to comply with such regulations, if applicable, in the future.


                             David Cyganski
                             D'Anne Hurd
                             Alfred A. Molinari, Jr.


Shareholder Return Performance Graph

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks for four fiscal quarters commencing December 16, 1996 and ending November 28, 1997.

[TABULAR REPRESENTATION OF LINE CHART]


                                                           Dec-96    Feb-97     May-97     Aug-97    Nov-97
--------------------------------------------------------------------------------------------------------------
CRSP INDEX FOR NASDAQ ELEC. COMPONENT STOCKS               $100.00   $100.37    $107.62    $132.01   $111.05

--------------------------------------------------------------------------------------------------------------

NASDAQ COMPOSITE INDEX                                     $100.00   $ 83.39    $ 89.50    $101.82   $102.74

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DATA TRANSLATION, INC.                                     $100.00   $111.54    $115.38    $125.00   $101.92

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

         The above graph compares the performance of the Company with that of the NASDAQ Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks, which is an industry index prepared by the Center of Research -- Securities Prices at the University of Chicago.

         The comparison of total return of investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested at the close of the market on December 16, 1996 in each of Data Translation, Inc., the NASDAQ Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks with investment weighted on the basis of market capitalization.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company leases its domestic headquarters (the "facilities") from a related party trust, Nason Hill Trust (the "Trust"), a nominee trust of which Alfred A. Molinari, Jr., Chairman, Chief Executive Officer and President of the Company, and his wife are the sole trustees and beneficiaries.

         The facilities are leased from the Trust under operating leases expiring on December 1, 2009. Pursuant to an amendment dated May 13, 1997, the annual lease payments are equal to the sum of (i) $1,092,000 through November 30, 1999, $1,300,000 commencing December 1, 1999 and ending November 30, 2002, and adjusted thereafter by the applicable CPI increase as of December 1, 2002, for the period commencing December 1, 2002, and again December 1, 2005, for that period commencing December 1, 2005, and (ii) any additional interest costs payable by the Trust in such year under a note in favor of State Street Bank and Trust Company due to the failure of the Company to maintain the financial ratios required for the most favorable interest rate under such note. In addition to such lease payments, the Company bears all of the tax, insurance and other costs of operating the facilities and, under certain circumstances, various costs and expenses associated with the series of industrial revenue bonds, the proceeds of which were used in connection with the facilities. Total rental expense, net of sublease income, included in the operations of the Company under the lease for fiscal 1997 was $359,000.

         The following is a summary of certain agreements between the Company and Media 100 entered into in connection with the Distribution. Alfred A. Molinari, Jr., Chairman, Chief Executive Officer and President of the Company, was a director and former Chief Executive Officer of Media 100 and his son John
A. Molinari is President, Chief Executive Officer and a director of Media 100.

         Distribution Agreement. The Company and Media 100 are parties to a Distribution Agreement which provides for, among other things, the principal corporate transactions required to effect the Distribution. The Distribution Agreement provides for indemnification of the Company by Media 100, and of Media 100 by the Company, in a manner designed, as between the two companies, to place with the Company financial responsibility for the Contributed Businesses, and to place with Media 100 financial responsibility for the business retained by Media
100. The Distribution Agreement also provides for a tax sharing arrangement between the Company and Media 100. Pursuant to such agreement, Media 100 is solely responsible for any tax liabilities relating to periods prior to the Distribution Date, and is entitled to any tax refunds relating to such periods. After the Distribution Date, each of the Company and Media 100 are responsible for tax liabilities relating to their respective operations. The Distribution Agreement also provides for the sharing of certain tax liabilities that may be associated with the Distribution.

         Use and Occupancy Agreement. The Company and Media 100 were parties to a use and occupancy agreement with respect to the use by Media 100 following the Distribution of a portion of the Company's facility in Marlboro, Massachusetts. Pursuant to such license agreement, which expired on April 30, 1997, Media 100 paid the Company a monthly license fee of $105,377.

         Corporate Services Agreement. The Company and Media 100 were parties to a Corporate Services Agreement pursuant to which the Company provided to Media 100 certain finance, administrative and manufacturing services. The amount that Media 100 paid for such services was based upon the particular service. Media 100 may terminate any service upon 30 days prior written notice to the Company and the Company may terminate any service upon 30 days notice to Media 100 if it no longer provides such service to its own organization. Substantially all of the corporate services provided by this agreement terminated in November 1997. Fees collected under this agreement in fiscal 1997 totaled approximately $362,000.

         Intellectual Property Agreement. The Company and Media 100 are parties to an Intellectual Property Agreement which provides for royalty-free perpetual cross-licenses to each of Media 100 and the Company from the other for all technologies covered by existing patents and patent applications held by them as of the Distribution. The agreement also provides that the parties will cross-license to each other technologies under patents issued pursuant to applications made in the two year period following the Distribution. The cross-licenses provide for termination upon a change of control with respect to patents issued pursuant to applications made after August 31, 1996, although the licensee may continue to use such patents in products already being shipped or which are substantially near completion of development.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such reports received by it, the Company believes that during the fiscal year ended November 30, 1997 all filing requirements applicable to its officers, directors and such 10% beneficial owners were complied with, except that a Form 4 for Ms. Gray reporting two transactions has not been filed.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the Company's 1999 annual meeting of stockholders must be received by the Company on or before November 30, 1998 in order to be considered for inclusion in the Company's proxy statement. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission in order to be included in the proxy statement and should be directed to: Secretary, Data Translation, Inc., 100 Locke Drive, Marlboro, MA 01752.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has engaged Arthur Andersen LLP, to serve as the Company's independent public accountants for the fiscal year ended November 30, 1998. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                                      PROXY

                             DATA TRANSLATION, INC.

               Proxy for 1998 Annual Meeting of Stockholders to be
                  Held on Tuesday, April 28, 1998 at 10:00 a.m.

                This proxy is solicited by the Board of Directors


         The undersigned hereby constitutes and appoints Ellen W. Harpin and Gary B. Godin, and each of them, as proxies of the undersigned (the "Proxies"), with full power to appoint his or her substitute, and authorizes each of them to represent and to vote all shares of common stock of Data Translation, Inc. (the "Company") held by the undersigned at the close of business on March 18, 1998 at the 1998 Annual Meeting of Stockholders to be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts, on April 28, 1998 at 10:00 a.m., local time, and at any adjournments or postponements thereof.



                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

    Detach card below, sign, date and mail in postage paid envelope provided.
                             DATA TRANSLATION, INC.
                 100 Locke Drive, Marlboro, Massachusetts 01752

                                   DETACH HERE

[X] Please mark votes
    as in this example


1. Proposal to elect Dr. David Cyganski and D'Anne Hurd as Class II Directors of the Company to serve for a three-year term until the 2001 annual meeting of stockholders and until their successors are duly elected and qualified.

        FOR               WITHHELD
        [ ]                 [ ]

                                                       MARK HERE FOR ADDRESS
                                                       CHANGE AND NOTE BELOW [ ]
[ ]
   ---------------------------------
For both nominees except the nominee
named above

When properly executed this proxy will be voted in the manner directed hereon by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the nominees listed in proposal 1 and in their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the stamped envelope provided.

The undersigned stockholder(s) hereby acknowledge(s) receipt of a copy of the accompanying Notice of 1998 Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1997 annual report to stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Please sign name exactly as shown on stock certificate. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating such person's title or authority. If a partnership, please sign in partnership name by authorized person.



Signature:_________________ Date:________ Signature:_______________ Date:______